Exhibit 2.1

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               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                             INFOSEARCH MEDIA, INC.,

                            APOLLO ACQUISITION CORP.

                                 ANSWERBAG, INC.

                                       and

                  Joel Downs, Sunny Walia and Richard Gazan

                          Dated as of February 22, 2006



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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I THE MERGER...........................................................2
      SECTION 1.01 The Merger..................................................2
      SECTION 1.02 Effective Time; Closing.....................................2
      SECTION 1.03 Effect of the Merger........................................3
      SECTION 1.04 Articles of Incorporation and Bylaws of the Surviving
        Corporation............................................................3
      SECTION 1.05 Directors and Officers......................................3

ARTICLE II MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES......................3
      SECTION 2.01 Merger Consideration........................................3
      SECTION 2.02 Exchange of Certificates....................................5
      SECTION 2.03 Stock Transfer Books........................................6
      SECTION 2.04 Securities Laws Issues......................................6
      SECTION 2.05 Dissenting Shares...........................................7
      SECTION 2.06 Payment of Parent Cash......................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................8
      SECTION 3.01 Organization and Qualification..............................8
      SECTION 3.02 Articles of Incorporation and Bylaws........................8
      SECTION 3.03 No Subsidiaries.............................................9
      SECTION 3.04 Capitalization..............................................9
      SECTION 3.05 Authority Relative to This Agreement.......................10
      SECTION 3.06 No Conflict; Required Filings and Consents.................10
      SECTION 3.07 Permits; Compliance........................................11
      SECTION 3.08 Material Liabilities.......................................12
      SECTION 3.09 Absence of Certain Changes or Events.......................12
      SECTION 3.10 Absence of Litigation......................................12
      SECTION 3.11 Employee Benefit Plans; Labor Matters......................12
      SECTION 3.12 Contracts..................................................14
      SECTION 3.13 Environmental Matters......................................15
      SECTION 3.14 Intellectual Property......................................16
      SECTION 3.15 Taxes......................................................19
      SECTION 3.16 Vote Required..............................................21
      SECTION 3.17 Assets; Absence of Liens and Encumbrances..................22
      SECTION 3.18 Owned Real Property........................................22
      SECTION 3.19 Certain Interests..........................................22
      SECTION 3.20 Insurance Policies.........................................22
      SECTION 3.21 Restrictions on Business Activities........................22
      SECTION 3.22 Brokers....................................................23
      SECTION 3.23 State Takeover Statutes....................................23
      SECTION 3.24 Customers and Suppliers....................................23
      SECTION 3.25 Accounts Receivable; Bank Accounts.........................23

      SECTION 3.26 Powers of Attorney.........................................23
      SECTION 3.27 Offers.....................................................23
      SECTION 3.28 Warranties.................................................24
      SECTION 3.29 Books and Records..........................................24
      SECTION 3.30 Tax Matters................................................24
      SECTION 3.31 No Misstatements...........................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............24
      SECTION 4.01 Organization and Qualification.............................25
      SECTION 4.02 Authority Relative to This Agreement.......................25
      SECTION 4.03 No Conflict; Required Filings and Consents.................26
      SECTION 4.04 Interim Operations of Merger Sub...........................26
      SECTION 4.05 Valid Issuance of Parent Shares............................26
      SECTION 4.06 Brokers....................................................27

ARTICLE V CONDUCT OF BUSINESSES PENDING THE MERGER............................27
      SECTION 5.01 Conduct of Business by the Company Pending the Merger......27
      SECTION 5.02 Litigation.................................................30
      SECTION 5.03 Notification of Certain Matters............................30

ARTICLE VI ADDITIONAL AGREEMENTS..............................................30
     SECTION 6.01 Company Shareholder Approval; Exemption from
       Registration...........................................................30
      SECTION 6.02 Access to Information; Confidentiality.....................31
      SECTION 6.03 No Solicitation of Transactions............................32
      SECTION 6.04 Employee Benefits Matters..................................33
      SECTION 6.05 Further Action; Consents; Filings..........................33
      SECTION 6.06 Plan of Reorganization.....................................34
      SECTION 6.07 No Public Announcement.....................................35
      SECTION 6.08 Expenses...................................................35
      SECTION 6.09 Affiliate Agreements.......................................35
      SECTION 6.10 Shareholder Certificates...................................35
      SECTION 6.11 Non-Competition; Non-Solicitation..........................35
      SECTION 6.12 ...........................................................35

ARTICLE VII CONDITIONS TO THE MERGER..........................................36
      SECTION 7.01 Conditions to the Obligations of Each Party................36
      SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub.....37
      SECTION 7.03 Conditions to the Obligations of the Company...............39

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................39
      SECTION 8.01 Termination................................................39
      SECTION 8.02 Effect of Termination......................................40
      SECTION 8.03 Amendment..................................................40
      SECTION 8.04 Waiver.....................................................40

ARTICLE IX INDEMNIFICATION....................................................41
      SECTION 9.01 Survival of Representations and Warranties.................41
      SECTION 9.02 Indemnification by the Shareholders........................41
      SECTION 9.03 Indemnification Procedures.................................43
      SECTION 9.04 Release of Escrow Shares...................................44

ARTICLE X GENERAL PROVISIONS..................................................46
      SECTION 10.01 Notices...................................................46
      SECTION 10.02 Certain Definitions.......................................47
      SECTION 10.03 Severability..............................................47
      SECTION 10.04 Assignment; Binding Effect; Benefit.......................48
      SECTION 10.05 Incorporation of Exhibits.................................48
      SECTION 10.06 Specific Performance......................................48
      SECTION 10.07 Governing Law; Forum......................................48
      SECTION 10.08 Time of the Essence.......................................48
      SECTION 10.09 Waiver of Jury Trial......................................48
      SECTION 10.10 Construction and Interpretation...........................48
      SECTION 10.11 Further Assurances........................................49
      SECTION 10.12 Headings..................................................49
      SECTION 10.13 Counterparts..............................................49
      SECTION 10.14 Entire Agreement..........................................49

Exhibit A         Form of Company Counsel Legal Opinion
Exhibit B         Form of Shareholder Certificate
Schedule A        Purchase Price Contingencies
Schedule B        Shareholder Ownership Percentages

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 22, 2006 (this "Agreement"), among INFOSEARCH MEDIA, INC., a Delaware corporation ("Parent"), APOLLO ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), ANSWERBAG, INC., a California corporation (the "Company") and Joel Downs, Sunny Walia and Richard Gazan, the shareholders of the Company (the "Shareholders").

                               W I T N E S S E T H

      WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the "CGC"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

      WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders, (ii) unanimously approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to unanimously recommend that the shareholders of the Company approve and adopt this Agreement and the Merger;

      WHEREAS, the Boards of Directors of each of Parent and Merger Sub have (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent, Merger Sub and their respective shareholders and (ii) approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement;

      WHEREAS, for Federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, the Shareholders own all of the outstanding shares of common stock, no par value, of the Company (the "Company Stock") as is set forth opposite such Shareholder's name in Section 1.01 of the Company Disclosure Schedule;

      WHEREAS, pursuant to the Merger, each outstanding share of Company Stock shall be converted into the right to receive shares of Parent's authorized common stock, par value $0.001 per share ("Parent Common Stock") and cash ("Parent Cash"), as determined in this Agreement;

      WHEREAS, as a condition to Parent's consummation of the Merger, each Shareholder is executing and delivering to Parent a Shareholder Certificate in the form attached hereto as Exhibit B (a "Shareholder Certificate");

      WHEREAS, a portion of the Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent and a portion of the Parent Cash shall be withheld, the release of which amounts shall be contingent upon certain events and conditions, all as set forth in this Agreement;

      WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each individual listed on Schedule 6.04(b) is entering into an Employment Agreement (as defined in Section 6.04(b));

      WHEREAS,  certain  capitalized terms used in this Agreement are defined in
Section 10.02 of this Agreement. As used herein, the term "Company" shall include sole proprietorship operated by Joel Downs as "Answerbag" prior to the incorporation of Answerbag, Inc. on January 1, 2006.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in this Agreement, and in accordance with the CGC, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company (the "Reverse Merger"). As a result of the Reverse Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Reverse Merger (the "Surviving Corporation"). As soon as reasonably practicable following the consummation of the Reverse Merger, but in any event within sixty (60) days thereafter, the Company shall be merged (the "Second-Step Merger") with and into Parent or a wholly-owned, first-tier subsidiary of Parent; provided, however, that such Second-Step Merger shall not be required if Parent and the Shareholder determine in good faith in writing after consultation with their respective counsel that the consummation of the Reverse Merger, by itself, is sufficient to cause the Merger to satisfy the requirement of Code Section 368(a)(2)(E)(ii). Following the Second-Step Merger, if it occurs, the separate corporate existence of the Company shall cease and Parent or its wholly-owned subsidiary, as the case may be, shall continue as the Surviving Corporation. The Reverse Merger is referred to herein as the "Merger." For purposes of Section 3.31 and Section 6.06, if the Second-Step Merger is consummated, then "Merger" shall refer to the Reverse Merger and the Second-Step Merger, collectively or seriatim, as appropriate.

      SECTION 1.02 Effective Time; Closing. As promptly as practicable following the satisfaction or, if permissible by the express terms of this Agreement, waiver of the conditions set forth in Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by (i) filing an agreement of merger (the "Agreement of Merger") with the Secretary of State of the State of California in such form as is required by, and executed in accordance with, the relevant provisions of the CGC and (ii) making all other filings and recordings required under the CGC. The term "Effective Time" means the date and time of the filing of the Agreement of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Agreement of Merger). Immediately prior to the filing of the Agreement of Merger, a closing (the "Closing") will be held at the offices of Parent (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date." The parties agree to use commercially reasonable efforts to ensure the Closing is within ten
(10) days of execution of this Agreement.


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

      SECTION 1.03 Effect of the Merger. At and after the Effective Time, the Merger shall have the effects as set forth in the applicable provisions of the CGC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      SECTION 1.04 Articles of Incorporation and Bylaws of the Surviving Corporation.

            (a) At the Effective Time, the Articles of Incorporation of the Company as the Surviving Corporation shall be amended and restated to read the same as the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that Section 1 of the amended and restated Articles of Incorporation of the Surviving Corporation, instead of reading the same as Section 1 of the Articles of Incorporation of Merger Sub, shall read as follows: "The name of this corporation is Answerbag, Inc."

            (b) At the Effective Time, the Bylaws of the Company as the Surviving Corporation shall be amended to read the same as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to refer to Answerbag, Inc.

      SECTION 1.05 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                 MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

      SECTION 2.01 Merger Consideration.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(a)(ii) and any Dissenting Shares (as defined in Section 2.05)) shall be converted into the right to receive the Parent Common Stock and Parent Cash (as defined below and in accordance with Section 2.06 below) equal to the Exchange Ratio (as defined in Section 2.01(b)(iv));

                  (ii) each share of Company Stock held in the treasury of the Company and each share of Company Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (iii) each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. The stock certificate evidencing shares of common stock of Merger Sub shall then evidence ownership of the outstanding share of common stock of the Surviving Corporation.

            (b) As used in this Agreement, the following terms have the following meanings:

                  (i) "Aggregate Merger Consideration" means (A) the number of shares of Parent Common Stock (the "Parent Shares") equal to (x) $462,500 divided by (y) the Average Closing Price (as defined below) and (B) $462,500 (the "Parent Cash").

                  (ii) "Average Closing Price" means the average closing price per share of Parent Common Stock on the Over the Counter Bulletin Board for the 5 trading day period up to and including the day immediately preceding (but not including) the Closing Date.

                  (iii) "Escrow Shares" means the number of Parent Shares (rounded up to the next whole number) determined by multiplying the Parent Shares by 0.65.

                  (iv) "Exchange Ratio" means 92,500.

                  (v) "Holdback Cash" means $300,625.

                  (vi) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Aggregate Merger Consideration and the Escrow Shares shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or readjustment of shares.

      SECTION 2.02 Exchange of Certificates.

            (a) Exchange Procedures. From and after the Effective Time, Parent shall act as exchange agent in effecting the exchange of the applicable Parent Shares for certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock ("Company Share Certificates") and which were converted into the right to receive the applicable Parent Shares pursuant to Section 2.01. As promptly as practicable after the Effective Time, Parent shall deliver to each Shareholder a letter of transmittal (the "Letter of Transmittal") in a form approved by Parent and the Company and instructions for use in surrendering such Company Share Certificates and receiving the Parent Shares pursuant to Section 2.01. Promptly after the Effective Time, but in no event later than ten (10) business days following the Effective Time, Parent shall cause to be deposited in trust (i) the Parent Shares less the Escrow Shares and (ii) the Parent Cash less the Holdback Cash.

      Upon the surrender of each Company Share Certificate for cancellation to Parent, together with a properly completed Letter of Transmittal and such other documents as may reasonably be required by Parent:

                  (i) Parent shall cause to be issued to each Shareholder in exchange therefor a separate stock certificate representing the Parent Shares to which such holder is entitled pursuant to Section 2.01 (less the Escrow Shares pursuant to Section 2.02(b)); and

                  (ii) the Company Share Certificates so surrendered shall forthwith be cancelled.

      Until surrendered as contemplated by this Article II, each Company Share Certificate shall, subject to dissenters rights under Chapter 13 of the CGC and
Section 2.05, be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable Parent Shares with respect to the shares of Company Stock formerly represented thereby to which such holder is entitled pursuant to Section 2.01.

            (b) Escrow Fund. Prior to or simultaneously with the Closing, Parent shall deposit one or more certificates into an escrow account, which account is to be managed by Parent (the "Escrow Account"). Any Escrow Shares in the Escrow Account are referred to herein as the "Escrow Fund". In connection with such deposit of the Escrow Shares and as of the Effective Time, each Shareholder will be deemed to have received and deposited with the Parent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow Fund), without any act of the Shareholders. Distributions of any Escrow Shares from the Escrow Account shall be governed by the terms and conditions of this Agreement. The adoption of this Agreement and the approval of the Merger by the Company Shareholders shall constitute approval of all the arrangements relating thereto, including, without limitation, the placement of the Escrow Shares in escrow. No Parent Shares contributed to the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation.

            (c) No Further Rights in Company Stock. The Parent Shares issued upon the conversion of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

            (d) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar Law (as defined in Section 3.06(a)).

            (e) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to each Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax (as defined in Section 3.15(c)) Law. To the extent that amounts are so withheld by the Surviving
Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to each Shareholder in respect of which such deduction and withholding were made by the Surviving Corporation or Parent, as the case may be.

            (f) Lost Certificates. If any Company Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Share Certificate, the applicable Parent Shares (and dividends or other distributions pursuant to Section 2.02(c)) to which such person is entitled pursuant to the provisions of this Article II.

      SECTION 2.03 Stock Transfer Books. Commencing on the date hereof, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company other than as required to comply with the terms of this Agreement. From and after the Effective Time, each holder of a Company Share Certificate shall cease to have any rights as a shareholder of the Company, except as otherwise provided in this Agreement or by Law.

      SECTION 2.04 Securities Laws Issues. Parent shall issue the shares of Parent Common Stock as provided in this Agreement pursuant to a "private placement" exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated under the Securities Act and an exemption from qualification under the laws of the State of California and other applicable state securities laws. Parent and the Company shall comply with all applicable provisions of, and rules under, the Securities Act and applicable state securities laws in connection with the offering and issuance of the shares of Parent Common Stock pursuant to this Agreement. Such shares of Parent Common Stock will be "restricted securities" under the Federal and state securities laws and cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration.

      SECTION 2.05 Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who have exercised and perfected appraisal rights for such shares of Company Stock in accordance with Chapter 13 of the CGC (the "Dissenting Shares") shall not be converted into or represent the right to receive the applicable Parent Shares. Such shareholders shall be entitled to receive payment of the appraised value of such shares of Company Stock held by them in accordance with the CGC, unless and until such shareholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the CGC (or, if applicable, Chapter 13 of the California Corporations Code). All Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Stock under the CGC shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable Parent Shares, without any interest thereon, upon the surrender, in the manner provided in Section 2.02 (including the provision for the Escrow Shares pursuant to Section 2.02(b)), of the corresponding Company Share Certificate.

            (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the CGC (or, if applicable, Chapter 13 of the California Corporations Code) and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGC (or, if applicable, Chapter 13 of the California Corporations Code). The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

      SECTION 2.06 Payment of Parent Cash. The Parent Cash shall be paid to the Shareholders in the percentages set forth on Schedule B and in accordance with the following schedule and subject to reduction (x) for any indemnification claims made pursuant to Article IX of this Agreement or (y) in the event of any of the events described on Schedule A attached hereto (the "Purchase Price Contingencies").

            (a) $161,875 of the Parent Cash shall be paid at the Closing;

            (b) $75,156.25 of the Parent Cash shall be paid within 10 business days of each of the following dates:

                  (i) 90 days after the Closing;

                  (ii) 180 days after the Closing;

                  (iii) 270 days after the Closing; and

                  (iv) 360 days after the Closing.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company and each Shareholder hereby represent and warrant to Parent and Merger Sub that the statements contained in this Article III are true and correct as of the date of this Agreement and as of the Effective Time (except for any such representation and warranty that expressly is made as of a specific date, which such representation and warranty shall be true and correct as of such date), subject to such qualifications as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged according to specific sections in this
Article III and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article III.

      SECTION 3.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section
3.01 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is qualified or licensed as a foreign corporation and each other jurisdiction in which the Company owns, uses, licenses or leases real property or has employees or engages independent contractors. The term "Company Material Adverse Effect" means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events, changes, violations, inaccuracies, circumstances or effects are inconsistent with the representations or warranties made by the Company in this Agreement) that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, employees, properties, prospects, capitalization or results of operations of the Company.

      SECTION 3.02 Articles of Incorporation and Bylaws. The Company has heretofore made available to Parent a complete and correct copy of (a) the Articles of Incorporation and the Bylaws of the Company including all amendments thereto, (b) the minute books containing all consents, actions and meeting of the shareholders of the Company and the Company's Board of Directors and any committees thereof, and (c) the stock transfer books of the Company setting forth all issuances or transfers of any capital stock of the Company. Such Articles of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

      SECTION 3.03 No Subsidiaries. The Company does not own, of record or beneficially, or control any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity. The Company is not a member of (nor is any part of the Company's business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement. There are no contractual obligations of the Company to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other person.

      SECTION 3.04 Capitalization.

            (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock. As of the date hereof, (i) 10,000 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) no shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options. As of the date hereof, all of the outstanding shares of Company Common Stock are owned as by the Shareholders. Section 3.04(a) of the Company Disclosure Schedule also provides an accurate and complete description of the terms of each repurchase option or right of first refusal which is held by the Company and to which any of such shares is subject.

            (b) There are no options, warrants or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company.

            (c) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

            (d) All of the securities offered, sold or issued by the Company (i) have been offered, sold or issued in compliance with the requirements of the Federal securities laws and any applicable state securities or "blue sky" laws, and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of recission.

            (e) The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company, other than unvested securities in the ordinary course upon termination of employment or consultancy. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, the Company. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Company is aware, that (i) relate to the voting, registration or disposition of any securities of the Company, (ii) grant to any person or group of persons the right to elect, or designate or nominate for election, a director to the Board of Directors of the Company, or (iii) grant to any person or group of persons information rights.

            (f) An updated Section 3.04 of the Company Disclosure Schedule reflecting changes permitted by this Agreement in the capitalization of the Company between the date hereof and the Effective Time shall be delivered by the Company to Parent on the Closing Date.

      SECTION 3.05 Authority Relative to This Agreement.

            (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approvals of the Company Shareholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than the approval and adoption of this Agreement and the Merger by the Company Shareholders as described in Section 3.16 hereof and the filing and recordation of appropriate merger documents as required by the CGC). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

            (b) Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, has unanimously (i) determined that the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its shareholders, (ii) approved and adopted the Merger, this Agreement and the other transactions contemplated hereby in accordance with the provisions of the CGC and the Company's charter documents, and (iii) directed that this Agreement and the Merger be submitted to the Company Shareholders for their approval and adoption and (iv) resolved to recommend that the Company Shareholders vote in favor of the approval and adoption of this Agreement.

      SECTION 3.06 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate any foreign or domestic (Federal, state or local) law, statute, ordinance, franchise, permit, concession, license, writ, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which any property or asset of the Company is bound or affected.

            (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, order, permit or authorization from, or registration, notification or filing with, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a "Governmental Entity"), except for the filing and recordation of appropriate merger documents as required by the CGC.

            (c) The Company is not a "$10 million person" as defined under the rules and regulations of the HSR Act and the Company is not "engaged in manufacturing" for purposes of the HSR Act. There is no person, or group of persons under Common Control, who Control(s) the Company. For the purposes of this Section, the term "Control" means either (a) holding beneficial ownership, whether direct or indirect through fiduciaries, agents, controlled entities or other means, of 50% or more of the outstanding voting securities of an issuer;
(b) in the case of an entity that has no outstanding voting securities, having the right to 50% or more of the profits of the entity, or having the right in the event of dissolution to 50% or more of the assets of the entity; or (c) having the contractual power presently to designate 50% or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. For the purposes of this Section, "Common Control" means sharing an Ultimate Parent. For the purposes of this Section, "Ultimate Parent" means a person who is not Controlled by any other entity.

      SECTION 3.07 Permits; Compliance.

            (a) Each of the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted (the "Company Permits"). All Company Permits are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Company Permit is pending or, to the knowledge of the Company, threatened. Neither the Company n has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit.

            (b) The Company is not in conflict with, or in default or violation of, in each case, in any material respect, (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, or (iii) any Company Permit.

      SECTION 3.08 Material Liabilities. Except as set forth in Section 3.08 of the Company Disclosure Schedule, to its knowledge the Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except
(i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

      SECTION 3.09 Absence of Certain Changes or Events. Since January 1, 2006, except as contemplated by or as disclosed in this Agreement, the Company have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Company Material Adverse Effect and (b) the Company have not taken or legally committed to take any of the actions specified in Section 5.01(a) through (cc).

      SECTION 3.10 Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset owned or used by the Company or any person whose liability the Company has or may have assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity (a "Legal Proceeding") that could reasonably be expected, if resolved adversely to the Company, to (i) materially impair the operations of the Company as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to the Company in excess of $25,000, (iii) materially impair the ability of the Company to perform its obligations under this Agreement or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. To the Company's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis of the commencement of any Legal Proceeding. None of the Company, the officers or directors thereof in their capacity as such, or any material property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. The Company does not have any plans to initiate any Legal Proceeding against any third party.

      SECTION 3.11 Employee Benefit Plans; Labor Matters.

            (a) The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974 (each, a "Plan," and collectively, the "Plans").

            (b) Except as set forth in Section 3.11(b) of the Company Disclosure
Schedule, (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or in the Company's business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect the Company; (ii) the Company has not engaged in any unfair labor practice, and there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company that could have, or could reasonably be expected to have, a Company Material Adverse Effect; (iii) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification (including the proper classification of independent contractors and consultants), collective bargaining, workers' compensation and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (iv) the Company has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (v) there is no claim with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits that has been asserted or threatened against the Company or that is now pending before any Governmental Entity with respect to any person currently or formerly employed by the Company; (v) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) the Company is in compliance with all Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company; (vi) the Company is in compliance with all Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the knowledge of the Company, threatened against the Company or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity; and (vii) each employee of the Company who is located in the United States and is not a United States citizen has all approvals, authorizations and papers necessary to work in the United States in accordance with applicable Law.

            (c) Section 3.11(c) of the Company Disclosure Schedule contains a true and complete list of (i) all individuals who serve as employees of or consultants to the Company as of the date hereof, (ii) in the case of such employees, the position and base compensation to each payable to each such individual, and (iii) in the case of each such consultant, the consulting rate payable to such individual.

            (d) To the Company's knowledge, no employee of or consultant to the Company has been injured in the workplace or in the course of his or her employment or consultancy, except for injuries which are covered by insurance or for which a claim has been made under worker's compensation or similar Laws.

      SECTION 3.12 Contracts.

            (a) Section 3.12(a) of the Company Disclosure Schedule lists (under the appropriate subsection) each of the following written or oral contracts and agreements of the Company (such contracts and agreements being the "Material Contracts"):

                  (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company with payments greater than $10,000 per year;

                  (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party or any other contract that compensates any person based on any sales by the Company;

                  (iii) all leases and subleases of real property;

                  (iv) all contracts and agreements relating to indebtedness other than trade indebtedness of the Company, including any contracts and agreements in which the Company is a guarantor of indebtedness;

                  (v) all contracts and agreements with any Governmental Entity to which the Company is a party;

                  (vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

                  (vii) all contracts containing confidentiality requirements (including all nondisclosure agreements);

                  (viii) all contracts and agreements between or among the Company and any shareholder of the Company or any affiliate of such person;

                  (ix) all contracts and agreements relating to the voting and any rights or obligations of a shareholder of the Company;

                  (x) all contracts to manufacture for, supply to or distribute to any third party any products or components;

                  (xi) all contracts regarding the acquisition, issuance or transfer of any securities and each contract affecting or dealing with any securities of the Company, including, without limitation, any restricted stock agreements or escrow agreements;

                  (xii) all contracts providing for indemnification of any officer, director, employee or agent of the Company;

                  (xiii) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type by any third party;

                  (xiv) all other contracts that have a term of more than 60 days and that may not be terminated by the Company, without penalty, within 30 days after the delivery of a termination notice by the Company;

                  (xv) any agreement of the Company that is terminable upon or prohibits assignment or a change of ownership or control of the Company;

                  (xvi) all other contracts and agreements,  whether or not made
in  the  ordinary   course  of  business,   that   contemplate  an  exchange  of
consideration with an aggregate value greater than $10,000; and

                  (xvii) any agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any person other than software licenses or professional services contracts entered into in the ordinary course of business.

            (b) Each Material Contract (i) is valid and binding on the Company, and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach or violation of, or default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in breach or violation thereof or default thereunder.

            (c) The Company has delivered or made available to Parent accurate and complete copies of all Material Contracts identified in Section 3.12(a) of the Company Disclosure Schedule, including all amendments thereto. Section 3.12(a) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form.

            (d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a breach or violation of, or default under, any Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Material Contract or (iv) give any entity the right to cancel, terminate or modify any Material Contract.

      SECTION 3.13 Environmental Matters.

            (a) The Company (i) is in compliance in all material respects with all applicable Environmental Laws (as defined below), (ii) holds all material Environmental Permits (as defined below) necessary to conduct the Company's business and (iii) is in compliance in all material respects with its Environmental Permits.

            (b) The Company has not released and, to the knowledge of the Company, no other person has released Hazardous Materials (as defined below) on any real property owned or leased by the Company or, during their ownership or occupancy of such property, on any property formerly owned or leased by the Company.

            (c) The Company has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or any similar Law of any state, locality or any other jurisdiction. The Company has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

            (d) None of the real property currently or formerly owned or leased by the Company is listed or, to the knowledge of the Company, proposed to be listed on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

      For purposes of this Agreement:

      "CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

      "Environmental Laws" means any Federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

      "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

      "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

      SECTION 3.14 Intellectual Property.

            (a) The Company owns or is licensed  for,  and in any event  possess sufficient and legally enforceable rights with respect to, all Company Intellectual Property (as defined below) relevant to their respective businesses, as previously, presently or proposed to be conducted, or necessary to conduct any such business without, to its knowledge with respect to patents and Marks (as defined below) only, any conflict with or infringement or misappropriation of any rights or property of any person ("Infringement"). Such ownership, licenses and rights are exclusive except with respect to standard, generally commercially available, "off-the-shelf" third party products that are not part of any previous, current or proposed product, service or Intellectual Property offering of the Company. "Intellectual Property" means (i) inventions (whether or not patentable); trade names, trade and service marks, logos, domains, URLs, websites, addresses and other designations ("Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; methods; schematics; computer software (in source code and/or object code form); and all other intellectual property of any sort ("Inventions") and (ii) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP Rights"). "Company Intellectual Property" means all Intellectual Property that was or is used, exercised, or exploited ("Used") or proposed to be Used in any business of the Company, or that may be necessary to conduct any such business as previously or presently conducted or proposed to be conducted; this term will also include all other Intellectual Property owned by or licensed to the Company now or in the past. All copyrightable matter within Company Intellectual Property that is relevant to the Company has been created by persons who were employees of the Company at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto.

            (b) To the extent included in Company Intellectual Property, Section 3.14(b) of the Company Disclosure Schedule lists (by name, number, jurisdiction and owner) all patents and patent applications; all registered and unregistered Marks; and all registered and material unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. All the foregoing (i) are valid, enforceable and subsisting, and (ii) along with all related filings, registrations and correspondence, have been provided to Parent. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by the Company. The Company is not aware of any questions or challenges (or any potential basis therefor) with respect to the patentability or validity of any claims of any of the foregoing patents or patent applications or the validity (or any other aspect or status) of any such IP Rights.

            (c) Section 3.14(c) of the Company Disclosure Schedule lists: (i) all licenses, sublicenses and other agreements to which the Company is a party (or by which it or any Company Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, granted any lien or encumbrance regarding, or given access to any Company Intellectual Property other than (A) distribution of standard object code product pursuant to a standard form end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business or (B) access provided under a standard form nondisclosure/nonuse agreement; (ii) all licenses, sublicenses and other agreements pursuant to which the Company has been or may be assigned or authorized to Use, or has incurred or may incur any obligation in connection with, (A) any third party Intellectual

Property that may be influential in the development of, require payment with respect to, be incorporated or embodied in, or form all or any part of any previous, current or proposed product, service or Intellectual Property offering of the Company or (B) any Company Intellectual Property and (iii) each agreement pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other person, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Company Intellectual Property ("Source Materials"). The Company has not entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of Infringement or warranting the lack thereof, other than indemnification provisions contained in standard forms of purchase orders used in transactions arising in the ordinary course of business. Any standard form referred to above in this section has been clearly identified as such and provided to Parent.

            (d) No event or circumstance has occurred, exists or is contemplated (including, without limitation, the authorization, execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby) that (with or without notice or the lapse of time) could reasonably be expected to result in (i) the breach or violation of any license, sublicense or other agreement required to be listed in Section 3.14 of the Company Disclosure Schedule (or specifically exempted in Section 3.14 from being listed), which breach or violation could reasonably be expected to have a Company Material Adverse Effect, (ii) the loss or expiration of any material right or option by the Company (or the gain thereof by any third party) under any such license, sublicense or other agreement or (iii) the release, disclosure or delivery to any third party of any part of the Source Materials. Further, the Company make all the same representations and warranties with respect to each license, sublicense and agreement listed on Section 3.14 of the Company Disclosure Schedule as are made with respect to Material Contracts elsewhere in this Agreement.

            (e) There is, to the knowledge of the Company, no unauthorized Use, disclosure, or Infringement of any Company Intellectual Property (excluding any such activity with respect to third party Intellectual Property outside the scope of any exclusivity granted to the Company) by any third party, including, without limitation, any employee or former employee of the Company. The Company has not brought or threatened any action, suit or proceeding against any third party for any Infringement of any Company Intellectual Property or any breach of any license, sublicense or agreement involving Company Intellectual Property.

            (f) The Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise disclosed in published patents or patent applications or registered copyrights ("Company Confidential Information"). All use by and disclosure to employees or others of Company Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations. The Company has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party, any part of the Source Materials.

            (g) Each current and former employee and contractor of the Company has executed and delivered (and to the Company's knowledge, is in compliance with) an agreement in substantially the form of the Company's standard Proprietary Information and Inventions Agreement (in the case of an employee) or

Consulting Agreement (in the case of a contractor) (which agreements provide valid written assignments to the Company of all title and rights to any Company Intellectual Property conceived or developed thereunder but not already owned by the Company by operation of Law).

            (h) The Company has not received any communication alleging or suggesting that or questioning whether the Company has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does the Company have any reason to expect that any such communication will be forthcoming.

            (i) The Company is not aware that any of its employees or contractors is obligated under any agreement, commitment, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of the Company or that could reasonably be expected to conflict with any of their businesses as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of the Company's business as conducted or proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation. To the Company's knowledge, it is not Using, and it will not be necessary to Use, (i) any Inventions of any of their past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by the Company or (ii) any confidential information or trade secret of any former employer of any such person.

            (j) All Software is free of all viruses, worms, trojan horses and other infections or harmful routines and does not contain any bugs, errors, or problems of a material nature that could reasonably be expected to disrupt its operation or have an material adverse impact on the operation of other software programs or operating systems. "Software" means software, programs, databases and related documentation, in any form (including Internet sites, Internet content and links) that is (i) material to the operation of the business of the Company , including, but not limited to, that operated by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information, or storing or archiving data, or (ii) manufactured, distributed, sold, licensed or marketed by the Company.

            (k) The Company has obtained all approvals and agreements necessary or appropriate (including, without limitation, assurances from customers regarding further export) for exporting any Company Intellectual Property outside the United States and importing any Company Intellectual Property into any country in which they are or have been disclosed, sold or licensed for Use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

      SECTION 3.15 Taxes.

            (a) All Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority (as defined below) with respect to any Taxable (as defined below) period ending on or before the Closing, by or on behalf of the Company (collectively, "Tax Returns" and individually, a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Company has not incurred any material Tax liability since January 1, 2006 other than in the ordinary course of business.

            (b) The Company has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. No notice of deficiency or similar document of any Tax Authority has been received by the Company, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to the Company, materially and adversely affect the liability of the Company for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. The Company is in full compliance with all the terms and conditions of any Tax exemption or other Tax-sharing agreement or order of a foreign government, and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither the Company nor any person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax Law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax
Law) apply to any disposition of any asset owned by the Company. None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company has not made and will not make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. The Company has never been a party (either as a distributing corporation, a distributed corporation or otherwise) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state Law. The Company has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Company Shareholder is other than a United States person within the meaning of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country. The Company has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of Federal or state Law. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. The Company is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes. The Company is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of Federal Law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) that includes a party other than the Company nor does the Company owe any amount under any such agreement. The Company has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, the Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger.

            (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 3.15, the term "Company" means the Company and any entity included in, or required under U.S. GAAP to be included in, any of financial statements of the Company.

            (d) The Company has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

      SECTION 3.16 Vote Required. The only vote of the holders of any classes or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the Shareholders in favor of the approval and adoption of this Agreement and the Merger. The shares of Company Common Stock owned by the Shareholders are sufficient to secure the affirmative vote of the holders of all of the outstanding shares of the Company Common Stock in favor of the approval and adoption of this Agreement and the Merger.

      SECTION 3.17 Assets; Absence of Liens and Encumbrances. Except as set forth in Section 3.17 of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all of the material assets, properties and rights of every kind, nature, character and description, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.14 hereof), used or intended to be used in the conduct of the business of the Company or otherwise owned or leased by the Company and, with respect to contract rights, is a party to and enjoys the right to the benefits of all material contracts, agreements and other arrangements used or intended to be used by the Company in or relating to the conduct of the business of the Company (all such properties, assets and contract rights being the "Assets"). The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all mortgages, liens, pledges, charges, claims, defects of title, restrictions, infringements, security interests or encumbrances of any kind or character ("Liens"). The equipment of the Company used in the operations of their business is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

      SECTION 3.18 Owned Real Property. The Company does not own any real property.

      SECTION 3.19 Certain Interests. Except for the payment of employee compensation in the ordinary course of business, consistent with past practice, the Company has no liability or any other obligation of any nature whatsoever to anyone (other than the Shareholders) or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

      SECTION 3.20 Insurance Policies. Section 3.20 of the Company Disclosure Schedule sets forth (i) a true and complete list of all insurance policies to which the Company is a party or is a beneficiary or named insured and (ii) any material claims made thereunder or made under any other insurance policy within the past three years. True and complete copies of all such policies have been provided to Parent. All premiums due on such policies have been paid and the Company is otherwise in compliance with the terms of such policies. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has been maintained in full force and effect and not been canceled or changed, except to extend the maturity dates thereof. The Company has not received any notice or other communication regarding any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

      SECTION 3.21 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted.

      SECTION 3.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      SECTION 3.23 State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the CGC will not apply to the Merger and the other transactions contemplated by this Agreement. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company's Articles of Incorporation or Bylaws is, or at the Effective Time will be, applicable to the Company, the shares of Company Stock, the Merger or the other transactions contemplated by this Agreement.

      SECTION 3.24 Customers and Suppliers. Section 3.24 of the Company Disclosure Schedule contains a complete list of all customers who individually accounted for more than 10% of the Company's gross revenues during the fiscal years ended December 31, 2004 and 2005. No customer listed on Section 3.24 of the Company Disclosure Schedule has, within the past 12 months, cancelled or
otherwise  terminated,   or  made  any  threat  to  cancel  or  terminate,   its
relationship with the Company, or decreased materially its usage of the Company's services or products. No material supplier of the Company has cancelled or otherwise terminated any contract with the Company prior to the expiration of the contract term, or made any threat to the Company to cancel, reduce the supply or otherwise terminate its relationship with the Company. The Company has not (i) breached (so as to provide a benefit to the Company that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

      SECTION 3.25 Accounts Receivable; Bank Accounts. All accounts receivable of the Company are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable). All accounts receivable reflected in the financial or accounting records of the Company that have arisen since January 1, 2006 are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on any balance sheet. Section 3.26 of the Company Disclosure Schedule describes each account maintained by or for the benefit of the Company at any bank or other financial institution.

      SECTION 3.26 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

      SECTION 3.27 Offers. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all substantially all of the assets of Company with parties other than Parent.

      SECTION 3.28 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 3.29 of the Company Disclosure Schedule and (ii) manufacturers' warranties for which the Company has no liability. Section 3.29 of the Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

      SECTION 3.29 Books and Records. The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holder of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

      SECTION 3.30 Tax Matters. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

      SECTION 3.31 No Misstatements. No representation or warranty made by the Company in this Agreement, the Company Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company has disclosed to Parent all material information relating to the business of the Company or the transactions contemplated by this Agreement.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Article IV are true and correct as of the date of this Agreement and as of the Effective Time (except for any such representation and warranty that expressly is made as of a specific date, which such representation and warranty shall be true and correct as of such date), subject to such qualifications as set forth in (i) the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") and (ii) the Parent SEC Reports (as defined in
Section 4.05). The Parent Disclosure Schedule shall be arranged according to specific sections in this Article IV and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this
Article IV.

      SECTION 4.01 Organization and Qualification.

            (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means, since the release of Parent's last quarterly disclosure statement, any event, change or effect that is materially adverse to the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, or results of operations of Parent taken as a whole, except for any such events, changes or effects resulting from or arising in connection with (i) any changes in general economic or business conditions that do not disproportionately impact Parent taken as a whole, (ii) any changes or events affecting the industry in which Parent operate that do not disproportionately impact Parent taken as a whole, (iii) any decline in the trading price of Parent Common Stock, (iv) any adverse change in the United States securities market or (v) any failure by Parent to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimates, or any other revenue or earnings estimate, or any other revenue or earnings prediction or expectation, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date.

            (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

      SECTION 4.02 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the filing and recordation of appropriate merger documents as required by the CGC). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

      SECTION 4.03 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made or complied with, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

            (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any Governmental Entity, except (i) for the filing and recordation of appropriate merger documents as required by the CGC, (ii) for applicable requirements, if any, of the Exchange Act of 1934, as amended (the "Exchange Act"), Federal and state securities laws (including, without limitation, Section 25121 of the California General Corporation Law) and Over the Counter Bulletin Board, and (iv) for such other consents, approvals, orders authorizations, registrations or permits, filings or notifications that if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      SECTION 4.04 Interim Operations of Merger Sub. Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

      SECTION 4.05 Valid Issuance of Parent Shares. The shares of Parent Common Stock to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable. Assuming that a Shareholder complies with Parent's policies regarding insider trading and any rules promulgated under the Securities Act of 1933, as amended, or the Exchange Act, the shares of Parent Common Stock will be eligible for resale subject to and in accordance with Rule 144 promulgated under the Exchange Act one year following the Closing (including certain volume restrictions under such Rule
144).

      SECTION 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

                                   ARTICLE V

                   CONDUCT OF BUSINESSES PENDING THE MERGER

      SECTION 5.01 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted, to pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company.

      By way of amplification and not limitation, except as specifically contemplated by this Agreement or as specifically set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

            (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of the Company, except pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement;

            (c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business;

            (d)  declare,   set  aside,  make  or  pay  any  dividend  or  other
distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (e) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

            (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest or any assets in any corporation, partnership, other business organization or any division thereof;

            (g) institute or settle any Legal Proceeding;

            (h) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances;

            (i)  authorize  any  capital   expenditure  in  excess  of  $10,000,
individually or in the aggregate;

            (j) enter into any lease or contract for the purchase or sale of any property, real or personal;

            (k) waive or release any material right or claim;

            (l) increase, or agree to increase, the compensation payable, or to become payable, to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA that may be required by Law;

            (m) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or Company Options granted under any option plan, employee stock plan or other agreement or authorize cash payments in exchange for any Company Options granted under any of such plans, except as specifically required by the terms of such plans or any such agreement or any related agreement in effect as of the date of this Agreement and disclosed in the Company Disclosure Schedule;

            (n)  extend  any  offers  of  employment  to  potential   employees,
consultants or independent contractors or terminate any existing employment relationships;

            (o) amend or terminate any Material Contract;

            (p)  enter  into,  amend  or  terminate  any  contract,   agreement,
commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01;

            (q) other than in the ordinary course of business consistent with past practice, enter into any licensing, distribution, OEM agreements, sponsorship, advertising, merchant program or other similar contracts, agreements or obligations;

            (r) enter into any contract or agreement material to the business, results of operations or financial condition of the Company;

            (s) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted, unasserted, contingent or otherwise);

            (t) take any action, with respect to accounting policies, principles or procedures;

            (u) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of the Company or Parent;

            (v) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered or otherwise dispose of or grant any security interest in and to any item of the Company Intellectual Property, in whole or in part, (ii) grant any license with respect to any Company Intellectual Property, other than a license of Software granted to customers of the Company to whom the Company licenses such Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or (iv)
disclose, or allow to be disclosed, any confidential Company Intellectual Property, unless such Company Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

            (w) make (or become obligated to make) any bonus payments to any of its officers or employees;

            (x) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

            (y) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

            (z) take any action or fail to take any action that would cause there to be a Company Material Adverse Effect;

            (aa) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

            (bb) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $5,000 with respect to a single matter, or in excess of $10,000 in the aggregate; or

            (cc) take, or agree in writing or otherwise to take, any of the actions described in subsections (a) through (bb) above, or any action which is reasonably likely to make any of the Company's representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

      SECTION 5.02 Litigation. The Company shall notify Parent in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or other Governmental Entity initiated by it or against it, or known by the Company to be threatened against the Company or any of its officers, directors, employees or shareholders in their capacity as such.

      SECTION 5.03 Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure or inability of Parent or the Company, as the case may be, to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The parties hereto acknowledge that reliance shall not be an element of any claim or cause of action by any party hereto for misrepresentation or breach of a representation, warranty or covenant under this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      SECTION 6.01 Company Shareholder Approval; Exemption from Registration.

            (a) As promptly as practicable, and in any event within 30 days after the date hereof, and in accordance with applicable Law, the Company's Articles of Incorporation and Bylaws, the Company shall convene a meeting of its shareholders or solicit written consents from its shareholders to obtain their approval and adoption of this Agreement and the other transactions contemplated hereby. The Company shall ensure that the shareholders' meeting is called, noticed, convened and held, and that all proxies or written consents are solicited and obtained from the Company Shareholders, in compliance with applicable Law, the Company's Articles of Incorporation and Bylaws, and all other applicable legal requirements. The Company agrees to use its best efforts to take all action necessary or advisable to secure the necessary votes required by applicable Law and the Company's Articles of Incorporation and Bylaws to effect the Merger. The Board of Directors of the Company shall unanimously recommend that the Company Shareholders vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company Shareholders vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby.

            (b) Each of the parties hereto acknowledge that the shares of Parent Common Stock issued to the Company Shareholders pursuant to this Agreement are intended to be issued pursuant to the "private placement" exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and agree to fully cooperate with Parent in its efforts to ensure that the shares of Parent Common Stock may be issued pursuant to such private placement exemption; provided, however, that neither Parent nor Merger Sub makes any representation or warranty that such issuance in fact qualifies for such private placement exemption.

            (c)  Notwithstanding  the  foregoing and anything to the contrary in
Article VII hereof, in the event that Parent, based on advice of its counsel, has determined that the shares of Parent Common Stock to be issued pursuant to this Agreement cannot be issued under the "private placement" exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, then at Parent's sole and exclusive election the parties hereto shall take all action necessary to prepare and file
(A) all necessary applications and documents required to be filed with the California Department of Corporations to qualify the issuance of the shares of Parent Common Stock pursuant to this Agreement under the "fairness hearing" exemption from registration under Section 3(a)(10) of the Securities Act (the "Fairness Hearing Exemption") or (B) a registration statement on Form S-4 with the SEC which registers the issuance of the shares of Parent Common Stock pursuant to this Agreement (the "Form S-4 Alternative"). Parent and the Company shall use, and shall cause their officers, employees, agents, advisors or other representatives to use, their respective reasonable best efforts to effectuate the foregoing (and fully cooperate with the other parties), including, without limitation, preparing and filing all applications, documents and forms necessary to qualify the issuance of the shares of Parent Common Stock under the Fairness Hearing Exemption or to register the shares of Parent Common Stock on an effective registration statement on Form S-4. In the event that shares of Parent Common Stock are issued pursuant to the Fairness Hearing Exemption or the Form S-4 Alternative, no Shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificates to any person who, prior to the Effective Time, may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such person has delivered to Parent and the Company a duly executed Affiliate Agreement in the form provided by Parent.

      SECTION 6.02 Access to Information; Confidentiality.

            (a) From the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the directors, officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Parent or its Representatives may reasonably request.

            (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the
Non-Disclosure   Agreement,   dated  December  20,  2005  (the   "Non-Disclosure
Agreement"), between the Company and Parent, except that such obligations are hereby limited to (3) three years from its December 15, 2005, effective date. Notwithstanding anything herein to the contrary, each party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

      SECTION 6.03 No Solicitation of Transactions.

            (a) The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company will notify Parent immediately after receipt by the Company (or any of its officers, directors, employees, agents, advisors or other representatives) of any proposal for, or inquiry respecting, any Competing Transaction, or any request for nonpublic information in connection with such proposal or inquiry or for access to the properties, books or records of the Company by any person that informs or has informed the Company that it is considering making or has made such a proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the person making such proposal or inquiry and the terms and conditions of such proposal or inquiry. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            (b) A "Competing Transaction" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets or debt or equity securities of such party; (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of such party; or (iv) any solicitation in opposition to approval by the shareholders of the Company of this Agreement and the Merger.

      SECTION 6.04 Employee Benefits Matters.

            (a) Simultaneously with the execution of this Agreement, Parent has entered into an employment agreement (the "Employment Agreement") with Joel Downs.

            (b) Prior to the Effective Time, the Company shall take all necessary actions to obtain the requisite shareholder approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code and shall require all "disqualified individuals" within the meaning of Section 280G of the Code to subject their existing benefits and payments to the shareholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder. The Company further agrees that whether or not its shareholders approve any such excess parachute payments, neither Parent nor the Surviving Corporation shall have any responsibility or liability with respect to any excise taxes owed by the recipients of any such payments.

            (c) By giving the Company written notice not less than three business days prior to the Closing Date, Parent may request that the Company take all necessary corporate action to terminate its 401(k) plan (the "401(k) Plan") effective as of the date immediately prior to the Closing Date, but contingent on the Closing. If Parent provides such notice to the Company, Parent shall receive from the Company evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) Plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the date immediately preceding the Closing Date.

            (d) The Company and, as applicable, its ERISA Affiliates each agree to terminate any and all group severance, separation or salary continuation plans, programs or arrangements immediately prior to Closing. Parent shall receive from the Company evidence that the plans, programs or arrangements of the Company and, as applicable, each ERISA Affiliate have been terminated pursuant to resolutions adopted by each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

            (e) With respect to all stock purchase, stock option and stock award agreements (including any restricted stock, stock purchase, stock option or stock award agreement under the Stock Plan) between the Company and any current or former employee, director, consultant or founder effective as of the Effective Time, any and all rights of repurchase under each such agreement shall be assigned to Parent (or to such other entity as Parent shall designate) by virtue of the Merger and without any further action on the part of the Company, such assignment to be effective as of the Effective Time.

      SECTION 6.05 Further Action; Consents; Filings.

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement,
(ii) obtain from any Governmental Entity or any other person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

            (b) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent to own or operate all or any portion of the business, assets or properties of the Company.

      SECTION 6.06 Plan of Reorganization.

            (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

            (b) As of the date  hereof,  the Company does not know of any reason
(i) why it would not be able to deliver to Tyre Kamins Katz Granof & Menes, a law corporation ("Tyre Kamins" counsel to the Company), at the date of the legal opinion referred to below, a representation letter substantially in compliance with Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinion contemplated by Section 7.02(d), and the Company hereby agrees to deliver such representation letter effective as of the date of such opinion, or (ii) why Tyre Kamins would not be able to deliver the opinions required by
Section 7.02(d). As of the date hereof, Parent and Merger Sub do not know of any reason why they would not be able to deliver or Tyre Kamins, at the date of the legal opinion referred to below, a representation letter substantially in compliance with the Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firm to deliver the legal opinion contemplated by Section 7.02(d), and Parent hereby agrees to deliver such representation letters effective as of the date of such opinions, or (ii) why Tyre Kamins would not be able to deliver the opinion required by Sections 7.02(d).

      SECTION 6.07 No Public Announcement. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law, neither the Company nor any Shareholder shall issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of Parent.

      SECTION 6.08 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Parent and Merger Sub, shall be paid by Parent and (ii) if incurred by the Company or its shareholders (the "Shareholder Expenses"), shall be paid by the Company, not to exceed $10,000.

      SECTION 6.09 Affiliate Agreements. In the event that Parent elects to issue the shares of Parent Common Stock pursuant to the Fairness Hearing Exemption or the Form S-4 Alternative, the Company shall cause each person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form provided by Parent.

      SECTION 6.10 Shareholder Certificates. Each Shareholder shall execute and deliver to Parent prior to Closing a Shareholder Certificate.

      SECTION 6.11 Non-Competition; Non-Solicitation

            (a) Non-Compete. During the period beginning upon the Joel Downs' termination of employment with Parent to begin upon the Closing and continuing for three (3) years thereafter, Joel Downs agrees that he will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly in the United States of America:

                  (i)   participate  or  engage  in  the  design,   development,
manufacture, production, marketing, sale or servicing of any product, or otherwise engage in the provision of any services to, any person or entity that engages in a business that is directly competitive to the Parent; or

                  (ii) permit his name to be used in connection with a business that is directly competitive to the Parent.

            (b) Non-Solicitation. In addition to, and not in limitation of, any obligations of Joel Downs under any employment offer letter or agreement or employee invention assignment or confidentiality agreement, if any, between Joel Downs and Parent or between Joel Downs and the Company, Joel Downs further agrees that while employed by Parent and for a period of one (1) year following Joel Downs' termination of employment with Parent:

                  (i) Joel Downs will not directly or indirectly solicit or attempt to solicit away employees or consultants of Parent or Company for Joel Downs' own benefit or for the benefit of any other person or entity; provided, however, that nothing herein shall prohibit generalized searches through media advertising, employment search firms or otherwise that are not specifically focused on persons employed by Parent or Company; and

                  (ii) Joel Downs will not directly or indirectly interfere with or take away or attempt to take away suppliers or customers of Parent or Company.

            (c) Joel Downs hereby acknowledges and agrees that:

                  (i) the covenants and agreements in this Section 6.11 are necessary for the protection of the legitimate business interests of Parent in acquiring Company;

                  (ii) the inclusion of this Section 6.11 in this Agreement is a mandatory condition precedent to the closing of the Merger, without which Parent would not close the transactions contemplated by the Merger Agreement;

                  (iii) the scope of this Section 6.11 in time, geography and types and limitations of activities restricted is reasonable;

                  (iv) Joel Downs has no intention of competing with Parent within the area and the time limits set forth in this Section 6.11; and

                  (v) breach of this Section 6.11 will be such that Parent will not have an adequate remedy at law because of the unique nature of the operations and the assets being conveyed to Parent.

                                  ARTICLE VII.

                            CONDITIONS TO THE MERGER

      SECTION 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

            (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of the Company in accordance with the CGC and the Company's Articles of Incorporation and Bylaws;

            (b) No Order. No Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement that are qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties made by the Company in this Agreement that are not qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

            (c) Approvals. Parent shall have received, each in form and substance reasonably satisfactory to Parent, all authorizations, consents, orders and approvals (i) required by any Governmental Entity or official, if any, (ii) set forth in Section 7.02(c) of the Company Disclosure Schedule or
(iii) the failure of which to obtain would have, or could reasonably be expected to have, a Company Material Adverse Effect;

            (d) Vote in Favor of the Merger. Shareholders holding at least 100% of the Company Stock outstanding immediately prior to the Effective Time must have voted such stock in favor of or consented in writing to the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement;

            (e) No Company Material Adverse Effect. No event or events shall have occurred, or could be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have, a Company Material Adverse Effect;

            (f) Affiliate Agreements. In the event that Parent elects to issue the shares of Parent Common Stock pursuant to the Fairness Hearing Exemption or the Form S-4 Alternative, each of the affiliates of the Company shall have executed and delivered to Parent an Affiliate Agreement and such agreement shall remain in full force and effect and shall not have been anticipatorially breached or repudiated by any of such affiliates;

            (g) No Restraints. There shall not be pending or threatened any suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

            (h) Issuance of Shares of Parent Common Stock. If Parent elects to utilize the Fairness Hearing Exemption or the Form S-4 Alternative, either (i) the California Department of Corporations shall have issued an approval under
Section 25121 of the California Corporate Securities Law of 1968, as amended, for the issuance of the shares of Parent Common Stock to be issued pursuant to this Agreement, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied, or (ii) the registration statement on Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

            (i) Termination of Employee Plans. The Company shall have terminated the Plans identified by Parent prior to Closing, and the Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of such Plans;

            (j) Opinion of the Company's Counsel. Parent shall have received the opinion of Tyre Kamins, counsel to the Company, or another counsel reasonably satisfactory to Parent, substantially in the form attached hereto as Exhibit B;

            (k) Secretary's Certificate. Parent shall have received (i) a certificate executed by the Secretary of the Company attaching and certifying as to matters customary for a transaction of this sort, including, without limitation, the true and correct copies of the Company's current Articles of Incorporation and Bylaws and copies of the resolutions of the Company's Board of Directors and the Company Shareholders approving and adopting this Agreement and the transactions relating hereto, and (ii) such other documents relating to the transactions contemplated by this Agreement as Parent may reasonably request;

            (l) FIRPTA Compliance. The Company shall, prior to the Closing Date, provide Parent with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance satisfactory to Parent, which states that shares of capital stock of the Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Parent, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the consummation of the Merger;

            (m) Parachute Payments. Prior to the Effective Time, the Company shall have obtained the requisite shareholder approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code, and any "disqualified individuals" as defined in Section 280G of the Code shall have agreed to forfeit any payments that would otherwise be non-deductible if such shareholder approval is not obtained;

            (n) Board and Officer Resignations. The Company shall have received written letters of resignation from each of the current members of the Board of Directors and officers of the Company, in each case effective at the Effective Time;

            (o)  Termination of 401(k) Plan. If requested by Parent  pursuant to
Section 6.04(e), the Company shall have terminated the 401(k) Plan effective at least one day prior to the Closing Date and all contributions payable to the 401(k) Plan shall have been made. The Company shall have provided to Parent (i) executed resolutions of the Board of Directors of the Company authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to ensure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

      SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect, or any similar standard or qualification, shall be true and correct, and each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are not qualified as to materiality or Parent Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

            (b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

            (c) No Parent Material Adverse Effect. No event or events shall have occurred, or could be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have, a Parent Material Adverse Effect.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

            (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

            (b) by either Parent or the Company upon the issuance of any Order which is final and nonappealable which would (i) prevent the consummation of the Merger, (ii) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (iii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

            (c) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(c) unless such breach is not cured within 30 days after notice thereof is provided by Parent to the Company (but no cure period is required for a breach which, by its nature, cannot be cured); or

            (d) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(d) unless such breach is not cured within 30 days after notice thereof is provided by the Company to Parent (but no cure period is required for a breach which, by its nature, cannot be cured).

      SECTION 8.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that
(i) Section 6.02(b), Section 6.08, Section 8.02 and Article X shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability for the willful breach of any of its representations or warranties or the breach of any of its covenants or agreements set forth in this Agreement.

      SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      SECTION 8.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                                 INDEMNIFICATION

      SECTION 9.01 Survival of Representations and Warranties. The representations and warranties of the Company and the Shareholders the contained in this Agreement, the Shareholder Certificates and any other document or certificate relating hereto (collectively, the "Acquisition Documents") shall survive the Effective Time for a period of 18 months; provided, however, that the representations and warranties set forth in Section 3.14 shall survive the Effective Time for a period of 18 months; provided further that the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.13, 3.15, 3.16, 3.20 (the "Company Basic Representations") shall survive until the end of the applicable statute of limitations. The representations and warranties of Parent contained in the Acquisition Documents shall not survive beyond the Effective Time. Neither the period of survival nor the liability of the Shareholders with respect to the Company's and the
Shareholders' representations and warranties shall be affected by any investigation made at any time (whether before or after the Effective Time) by or on behalf of Parent or by any actual, implied or constructive knowledge or notice of any facts or circumstances that Parent may have as a result of any such investigation or otherwise. The parties hereto agree that reliance shall not be an element of any claim for misrepresentation or indemnification under this Agreement. The waiver by Parent of any condition based on the accuracy of any such representation or warranty, or based on the performance of, or compliance with, any covenant or obligation, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants or obligations. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Parent to the Shareholders, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

      SECTION 9.02 Indemnification by the Shareholders. (a) After the Effective Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnified Parties") shall be indemnified and held harmless by the Shareholders for any and all liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) suffered, incurred, accrued (in accordance with U.S. GAAP) or paid by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (collectively, "Losses"), without adjustment for any insurance recovery or tax deduction relating thereto, arising out of or resulting from:

                  (i) any inaccuracy or breach of any representation or warranty (without giving effect to any qualification as to materiality (or similar qualifications) contained therein) made by the Company or the Shareholders in the Acquisition Documents;

                  (ii) the breach of any covenant or agreement made by the Company or the Shareholders in the Acquisition Documents;

                  (iii) Losses from breach of contract or other claims made by any party alleging to have had a contractual or other right to acquire the Company's capital stock or assets;

                  (iv) in the event that any Shareholder properly exercises dissenters' rights under applicable Law, the amount, if any, by which the fair market value (determined in accordance with applicable Law) of the Dissenting Shares exceeds the amount such Company Shareholder was otherwise entitled to receive pursuant to Section 2.01 of this Agreement;

                  (v) any cost, loss or other expense (including the value of any Tax deduction lost) as a result of the application of Section 280G of the Code to any of the transactions contemplated by this Agreement plus any necessary gross up amount; or

                  (vi)  any  Shareholder   Expenses  payable  by  the  Surviving
Corporation following the Closing.

            (b) As used herein,  "Losses" are not limited to matters asserted by
third  parties,   but  include  Losses  incurred  or  sustained  by  the  Parent
Indemnified Parties in the absence of claims by third parties.

                  (i) Notwithstanding anything to the contrary contained in this Agreement, except with respect to (A) claims for equitable remedies and (B) claims based on fraud or willful misrepresentation or misconduct, the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a) that may be recovered from each Company Shareholder shall not exceed the Aggregate Merger Consideration multiplied by such Shareholder's Percentage Ownership set forth on Schedule B.

            (c) By virtue of their adoption of this Agreement and their approval of the transactions contemplated hereby, the Company Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such inaccuracy or breach.

            (d) No Shareholder shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such shareholder may become subject under or in connection this Agreement.

            (e) Notwithstanding anything herein to the contrary, the Company's representations and warranties contained in Article III of this Agreement shall, for purposes of the Company's indemnification obligations, be deemed to be made as of the date of this Agreement and as of the Effective Time (except for any such representation or warranty that expressly speaks of an earlier date) without regard to the exceptions set forth in the certificates delivered in connection with Section 7.02(a).

      SECTION 9.03 Indemnification Procedures.

            (a) For purposes of this Section 9.03, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the party which may be entitled to indemnification is referred to as the "Indemnified Party".

            (b) The obligations and liabilities of Indemnifying Parties under this Article IX with respect to Losses arising from actual or threatened claims or demands by any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 90 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article IX except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

            (c) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim through counsel of its choice (such counsel to be reasonably acceptable to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within 10 days of the receipt of such notice from the Indemnified Party; provided, however, that the Indemnifying Party shall not have the right to assume the defense of the Third Party Claim if (i) any such claim seeks, in addition to or in lieu of monetary losses, any injunctive or other equitable relief, (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of the adequacy of the Escrow Fund to provide indemnification in accordance with the provisions of this Agreement with respect to such proceeding, (iii) there is reasonably likely to exist a conflict of interest that would make it inappropriate (in the judgment of the Indemnified Party in its reasonable discretion) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, or (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim may establish (in the good faith judgment of the Indemnified Party) a precedential custom or practice adverse to the business interests of the Indemnified Party or would increase the Tax liability of the Indemnified Party; provided further, that if by reason of the Third Party Claim a Lien, attachment, garnishment, execution or other encumbrance is placed upon any of the property or assets of such Indemnified Party, the Indemnifying Party, if it desires to exercise its right to assume such defense of the Third Party Claim, must agree to use a portion of the Escrow Fund to furnish a satisfactory indemnity bond to obtain the prompt release of such Lien, attachment, garnishment, execution or other encumbrance. If the Indemnifying Party assumes the defense of a Third Party Claim, it will conduct the defense actively, diligently and at its own expense, and it will hold all Indemnified Parties harmless from and against all Losses caused by or arising out of any settlement thereof. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnifying Party. Except with the written consent of the Indemnified Party (not to be unreasonably withheld), the Indemnifying Party will not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a release from all liability with respect to such suit, claim, action, or proceeding; (ii) unless there is no finding or admission of (A) any violation of Law by the Indemnified Party (or any affiliate thereof), (B) any liability on the part of the Indemnified Party (or any affiliate thereof) or (C) any violation of the rights of any person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnified Party (or any affiliate thereof); or (iii) which exceeds the then current value of the (A) Escrow Shares remaining in the Escrow Fund plus (B) the Holdback Cash.

            (d) In the event that the Indemnifying Party fails or elects not to assume the defense of an Indemnified Party against such Third Party Claim which the Indemnifying Party had the right to assume pursuant to Section 9.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim in any manner as it may reasonably deem appropriate and may settle such claim after giving written notice thereof to the Indemnifying Party, on such terms as such Indemnified Party may deem appropriate, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such settlement. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as suffered, incurred or accrued (in accordance with U.S. GAAP). If the Indemnifying Party does not elect to assume the defense of a Third Party Claim which it has the right to assume hereunder, the Indemnified Party shall have no obligation to do so.

            (e) In the event that the Indemnifying Party is not entitled to assume the defense of the Indemnified Party against such Third Party Claim pursuant to Section 9.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate after giving written notice thereof to the Indemnifying Party, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such judgment or settlement. In such case, the Indemnified Party shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably requested by the Indemnified Party. If no settlement of such Third Party Claim is made, the Indemnified Party shall be reimbursed from the Escrow Fund and Holdback Cash on a pro-rata basis for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid from the Escrow Fund and Holdback Cash on a pro-rata basis as suffered, incurred or accrued (in accordance with U.S. GAAP).

      SECTION 9.04 Release of Escrow Shares.

            (a) First Escrow Shares. Within ten business days following 90 days after of the Effective Time, Parent will deliver to the Shareholders 16.25% of the Parent Shares minus any portion of the Escrow Fund that is necessary to satisfy one-half of all unsatisfied or disputed Claims specified in any notice of Third Party Claim delivered to the Shareholders before the 90-day anniversary of the Effective Time (the "First Escrow Shares"). If any Third Party Claims are pending but not resolved on the 90-day anniversary of the Effective Time, then Parent will retain possession and custody of the amount of the First Escrow Shares that have a value equal to one-half of the Losses then being claimed by Parent in all such pending Third Party Claims, and, as soon as all such Third Party Claims have been resolved, Parent will deliver to the Shareholders any remaining portion of the First Escrow Shares not required to satisfy one-half of such Third Party Claims.

            (b) Second Escrow Shares. Within ten business days following 180 days after of the Effective Time, Parent will deliver to the Shareholders 16.25% of the Parent Shares minus any portion of the Escrow Fund that is necessary to satisfy one-half of all unsatisfied or disputed Claims specified in any notice of Third Party Claim delivered to the Shareholders before the 180-day anniversary of the Effective Time (the "Second Escrow Shares"). If any Third Party Claims are pending but not resolved on the 180-day anniversary of the Effective Time, then Parent will retain possession and custody of the amount of the Second Escrow Shares that have a value equal to one-half of the Losses then being claimed by Parent in all such pending Third Party Claims, and, as soon as all such Third Party Claims have been resolved, Parent will deliver to the Shareholders any remaining portion of the Second Escrow Shares not required to satisfy one-half of such Third Party Claims.

            (c) Third Escrow Shares. Within ten business days following 270 days after of the Effective Time, Parent will deliver to the Shareholders 16.25% of the Parent Shares minus any portion of the Escrow Fund that is necessary to satisfy one-half of all unsatisfied or disputed Claims specified in any notice of Third Party Claim delivered to the Shareholders before the 270-day anniversary of the Effective Time (the "Third Escrow Shares"). If any Third Party Claims are pending but not resolved on the 270-day anniversary of the Effective Time, then Parent will retain possession and custody of the amount of the Third Escrow Shares that have a value equal to one-half of the Losses then being claimed by Parent in all such pending Third Party Claims, and, as soon as all such Third Party Claims have been resolved, Parent will deliver to the Shareholders any remaining portion of the Third Escrow Shares not required to satisfy one-half of such Third Party Claims.

            (d) Fourth Escrow Shares. Within ten business days following 360 days after of the Effective Time, Parent will deliver to the Shareholders 16.25% of the Parent Shares minus any portion of the Escrow Fund that is necessary to satisfy one-half of all unsatisfied or disputed Claims specified in any notice of Third Party Claim delivered to the Shareholders before the 360-day anniversary of the Effective Time (the "Fourth Escrow Shares"). If any Third Party Claims are pending but not resolved on the 360-day anniversary of the Effective Time, then Parent will retain possession and custody of the amount of the Fourth Escrow Shares that have a value equal to one-half of the Losses then being claimed by Parent in all such pending Third Party Claims, and, as soon as all such Third Party Claims have been resolved, Parent will deliver to the Shareholders any remaining portion of the Fourth Escrow Shares not required to satisfy one-half of such Third Party Claims.

                                   ARTICLE X

                               GENERAL PROVISIONS

      SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

            (a)   if to Parent or Merger Sub:

                  InfoSearch Media, Inc.
                  4806 Del Rey Avenue
                  Marina Del Rey, CA 90292
                    Facsimile No.: (310) 919-3072
                  Attention: Chief Financial Officer

                  with a copy to:

                  Gunderson Dettmer Stough Villeneuve Franklin &
                  Hachigian, LLP
                  155 Constitution Drive
                  Menlo Park, California  94025
                  Facsimile No.:  (650) 321-2800
                  Attention:  Christopher D. Dillon

      (b) if to the Company:

                  Answerbag, Inc.
                  [Address]
                  Facsimile No.: [Number]
                  Attention:  Joel Downs

                  with a copy to:

                  Tyre Kamins Katz Granof & Menes, a law corporation 1880 Century Park East
                  Los Angeles, CA 90067
                  Facsimile No.: (310) 552-9024
                  Attention: Jonathan Wolf


      (c) if to the Shareholders:

                  Joel Downs
                  [Address]
                  Facsimile No.: [Number]

      SECTION 10.02 Certain Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i)  "affiliate"  of a  specified  person  means a person  who
directly  or  indirectly  through  one  or  more  intermediaries   controls,  is
controlled by, or is under common control with such specified person.

                  (ii) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

                  (iii) "business day" means any day on which banks are not required or authorized to close in Los Angeles, California.

                  (iv) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  (v) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  (vi) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

      SECTION 10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      SECTION 10.05 Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule, the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      SECTION 10.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

      SECTION 10.07 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in Los Angeles County, California or the United States District Court for the Central District of California and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

      SECTION 10.08 Time of the Essence. For purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

      SECTION 10.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      SECTION 10.10 Construction and Interpretation.

            (a) For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Articles," "Sections," "Schedules" and "Exhibits" are intended to refer to an Article or Section of, or Schedule or Exhibit to, this Agreement.

            (e) Except as otherwise indicated, all references (i) to any agreement (including this Agreement), contract or Law are to such agreement, contract or Law as amended, modified, supplemented or replaced from time to time, and (ii) to any Governmental Entity include any successor to that Governmental Entity.

      SECTION 10.11 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      SECTION 10.12 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 10.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 10.14 Entire Agreement. This Agreement (including the Exhibits, the Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

      IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and the Shareholders has executed or has caused this Agreement to be executed by its duly authorized officer as of the date first written above.



                                    INFOSEARCH MEDIA, INC.


                                    By:   /s/ George Lichter
                                          ------------------------------------
                                          Name:
                                          Title: CEO and President



                                    APOLLO ACQUISITION CORP.


                                    By:   /s/ Frank Knuettel, II
                                          ------------------------------------
                                          Name:
                                          Title: President



                                    ANSWERBAG, INC.


                                    By:   /s/ Joel Downs
                                          ------------------------------------
                                          Name:
                                          Title:



                                    SHAREHOLDERS

                                          /s/
                                          ------------------------------------
                                          Joel Downs

                                          /s/
                                          ------------------------------------
                                          Sunny Walia

                                          /s/
                                          ------------------------------------
                                          Richard Gazan

                                    EXHIBIT A

                      Form of Company Counsel Legal Opinion




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                                    EXHIBIT B

                         Form of Shareholder Certificate




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                                   SCHEDULE A

                          Purchase Price Contingencies

1) Joel Downs continued employment with Parent. Termination for Cause (as defined below) by Parent or termination without Good Reason (as defined below) by Joel Downs will adjust the Aggregate Merger Consideration such that no additional payments of the Holdback Cash will be made the Shareholders and no additional Parent Shares shall be released from Escrow following such termination.

2) Traffic Volume. The Aggregate Merger Consideration will be adjusted for any material drops in Traffic (calculated by average daily page views over a quarter) according to the following:

      a. If in any given fiscal quarter, the first quarter beginning on the start date of Joel Downs's employment with Parent (the "Start Date") Traffic drops by more than 10% as compared to the prior quarter, payment will be adjusted proportionately. For example, a 20% drop in Traffic will yield a 20% reduction in the next payment of Holdback Cash and release of Escrow Shares.

      b. Notwithstanding any reductions in Section 2(a), if 360 days after the Closing, the average daily page views over the prior month has returned to 300% of the monthly level one month prior to the Start Date, Parent will pay the full Aggregate Merger Consideration.

      c. If Traffic did not increase by at least 10% every month, on average, during the period from September 1, 2005 through December 31, 2005, then the Company shall bear the burden of proof that such average increase is possible for the 2006 calendar year. Growth in Traffic will be measured from January 1, 2006 through June 30, 2006. If the average increase is 10% or higher, then there will be no purchase price adjustment. If it is less than 10%, then the price will be adjusted as follows. [Language to come from Joel Downs.]

      To the extent that there is a material disagreement regarding the management of the Company's website, and Parent's management imposes changes that materially and negatively impact the traffic received by the Company website, then Section 2 of this Schedule A section shall not apply. In order to establish material disagreement, provided Joel Downs is informed of the change prior to the change, Joel Downs must provide notice in writing to Parent's management within two business days of any material decision imposed by InfoSearch management which might, in Joel Downs' opinion, negatively affect the Company's traffic. Parent's management will have two business days to confirm or retract its decision. If the decision is retracted, Section 2 shall remain in force and, if the material change was implemented, the Traffic volume for the affected time disregarded with respect to computing Traffic volume for the purposes of this Section 2 of Schedule A.

This Section 2 of Schedule A also shall not apply if (a) there is a material and prolonged Traffic drop as a result of an Act of God, such as the unavailability of service due to the destruction of the infrastructure in case of earthquake or flooding; (b) in material part, an electronic or technical problem prevents or negatively affects Traffic such as a DNS error, improper DNS routing, or a performance decline due to Parent's (or Parent's agent's) failure to adequately maintain databases, servers, and the like.


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      In the  event  that Joel  Downs  dies or is  disabled  such that he cannot provide written notice as described in this Section 2, Sunny Walia shall be entitled to make such objections on his behalf.

3)    Definitions:

For purposes of this Schedule A, "Cause" shall mean the following actions by Joel Downs: (a) the unauthorized use or disclosure of the Parent's confidential information or trade secrets, which use or disclosure causes material harm to the Parent, (b) any material breach of any agreement between Joel Downs and the Parent in effect as of the Closing, (c) the material failure to comply with the Parent's written policies or rules if compliance is reasonable and after one written warning (if such warning is practicable), (d) any conviction of, or your plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State, (e) any gross negligence or willful misconduct, (f) any continuing failure to perform assigned duties after receiving written notification of the failure from the Parent's Board of Directors or (g) any failure to cooperate in good faith with a governmental or internal investigation of the Parent or its directors, officers or employees, if the Parent has requested such cooperation.

For purposes of this Schedule A, "Good Reason" shall include the elimination or material reduction in Joel Down's initial position or responsibilities with Parent within twelve months of a "Change of Control Event" (as defined below). For the purposes of this Agreement, a "Change of Control Event" shall be the occurrence of a single shareholder (or beneficial owner) acquiring 51% of the then outstanding ordinary shares (or securities convertible into 51% of the then outstanding ordinary shares) of the Company.


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                                   Schedule B

                              Company Shareholders

             --------------------------------------------------
                Name                     Percentage Ownership
             --------------------------------------------------
             Joel Downs                                   77%
             --------------------------------------------------
             Sunny Walia                                  15%
             --------------------------------------------------
             Richard Gazan                                 8%
             --------------------------------------------------


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